As filed with the Securities and Exchange Commission on March 1, 2023

Registration No. 333-170591
Registration No. 333-177492
Registration No. 333-197513
Registration No. 333-221496
Registration No. 333-225167
Registration No. 333-249956

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-170591

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-177492

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-197513

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-221496

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-225167

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-249956

UNDER
THE SECURITIES ACT OF 1933

COWEN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-0423711
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

599 Lexington Avenue New York, NY 10022 (212) 845-7900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Owen S. Littman

General Counsel

599 Lexington Avenue New York, NY 10022

(212) 845-7900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE/DEREGISTRATION OF SECURITIES

These post-effective amendments (each, a “Post-Effective Amendment” and, collectively, the “Post-Effective Amendments”) relate to the following registration statements on Form S-3 (each, a “Prior Registration Statement” and, collectively, the “Prior Registration Statement”) filed by Cowen Inc., a Delaware corporation (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) to terminate all offerings under the Prior Registration Statements and to deregister any and all shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”) of the Registrant, together with any and all other securities registered but unsold as of the date hereof thereunder:

●
Registration Statement on Form S-3 (No. 333-170591), filed with the SEC on November 12, 2010, as amended by the Pre-Effective Amendment No. 1 to Form S-3 filed with the SEC on December 3, 2010, which registered, in a secondary offering, up to 17,085,860 shares of Class A Common Stock of the Registrant that may be sold, transferred, distributed or otherwise disposed of from time to time by the selling stockholders named in the Registration Statement.

●
Registration Statement on Form S-3 (No. 333-177492), filed with the SEC on October 25, 2011, as amended by the Pre-Effective Amendment No. 1 to Form S-3 filed with the SEC on November 1, 2011, which registered, in a secondary offering, up to 24,053,393 shares of Class A Common Stock of the Registrant that may be sold, transferred, distributed or otherwise disposed of from time to time by the selling stockholders named in the Registration Statement.

●
Registration Statement on Form S-3 (333-197513), filed with the SEC on July 18, 2014, as amended by the Pre-Effective Amendment No. 1 to Form S-3 filed with the SEC on August 5, 2014, which registered, in a primary offering, an indeterminate number or amount of debt securities which together could have an aggregate initial offering price not to exceed $150,000,000.

●
Registration Statement on Form S-3 (333-221496), filed with the SEC on November 13, 2017, as amended by the Pre-Effective Amendment No. 1 to Form S-3 filed with the SEC on December 1, 2017 and by the Post-Effective Amendment No. 1 to Form S-3 filed with the SEC on May 24, 2018, which registered, in a primary offering, an indeterminate number or amount of debt securities which together could have an aggregate initial offering price not to exceed $150,000,000.

●
Registration Statement on Form S-3 (333-225167), filed with the SEC on May 24, 2018, which registered, in a primary offering, an indeterminate number or amount of debt securities which together could have an aggregate initial offering price not to exceed $162,000,000.

●
Registration Statement on Form S-3 (333-249956), filed with the SEC on November 9, 2020, as amended by the Pre-Effective Amendments No. 1 and No. 2 to Form S-3, each filed with the SEC on February 26, 2021, which registered, in a primary offering, an indeterminate number or amount of securities which together could have an aggregate initial offering price not to exceed $300,000,000.

On March 1, 2023, pursuant to the Agreement and Plan of Merger, dated as of August 1, 2022, by and among The Toronto-Dominion Bank, a Canadian chartered bank (“Parent”), Crimson Holdings Acquisition Co. a Delaware corporation (“Merger Sub”) and the Registrant, Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving as a subsidiary of Parent.

As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Prior Registration Statements. Accordingly, the Registrant, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Prior Registration Statements and, in accordance with undertakings made by the registrant in the Prior Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Prior Registration Statements as of the date hereof. The Prior Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Post-Effective Amendment to the Prior Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on March 1, 2023.

COWEN INC.

By:	/s/ Owen S. Littman
	Name:	Owen S. Littman
	Title:	General Counsel

No other person is required to sign this Post-Effective Amendment to the Prior Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.